Exhibit 10.3

Purchase Agreement

                        Elite Fitness Systems Inc.
                               Nutek Inc.
                     23792 Rockfield Blvd., Suite 140
                           Lake Forest CA. 92630
                  Tel: (949) 587-9400  Fax: (949) 587-9534

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                            Table of Contents

Table of Contents............................................	2
Confidentiality Statement	................................... 3
Existing Corporation	........................................ 3
Elite Fitness Systems	....................................... 3
Purchase Agreement with Nutek Inc............................	3
RECITALS	.................................................... 3
PAYMENT......................................................	4
CONSIDERATIONS...............................................	4
CONFIDENTIALITY..............................................	5
WARRANTIES...................................................	5
INTEGRATION..................................................	6
CONSTRUCTION AND JURISDICTION................................	6
ATTORNEY'S FEES..............................................	6

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Confidentiality Statement

The information embodied in this Purchase Agreement is strictly confidential and is supplied on the understanding that it will be held confidentially and not disclosed to third parties without the prior written consent of Nutek, Inc.

Existing Corporation

Elite Fitness Systems

The existing Corporation Elite Fitness Systems, Inc. is a Nevada Corporation doing business in California.

Currently, the products in existence in Elite Fitness Systems Inc. are 3 series of exercise videos, the first being the Ultimate Aerobic Workout, Total Body Workout and Ab Blast, the second series is 11 minute Lower Body Workout and 11 minute Upper Body Workout, and finally the third series is the ISO
Workouts, Stamina and Strength videos. The company also has it's own website at sealtraining.com.

Purchase Agreement with Nutek Inc.

Agreement entered into this ____ day of October 1999 by and between Elite Fitness Systems Inc "SELLER" and Stephen S. Helvenston (President) of 1315 Via Isidro, Oceanside, CA 92056 hereinafter, referred to as "SELLER" and Nutek Inc. of 23792 Rockfield Blvd. Suite 140 Lake Forest CA 92630 hereinafter "PURCHASER".

                                RECITALS

WHEREAS, PURCHASER is engaged in the business of acquiring, controlling and managing various companies and corporations, Stephen S. Helvenston has created and/or holds copyrights to certain video products.

WHEREAS, PURCHASER and SELLER have agreed to enter into this Agreement whereby PURCHASER will acquire SELLER by purchasing all issued and/or outstanding shares of SELLER.

WHEREAS, Stephen S. Helvenston has created the various exercise workout videos, hereinafter referred to as the "product", and

WHEREAS, PURCHASER seeks to acquire this corporation, Elite Fitness Systems, Inc. which holds all exclusive rights, title and interest to the product and all future related video exercise products produced by Stephen S. Helvenston; and

WHEREAS, PURCHASER has an interest and is in the business of developing, marketing, and the management, promotion, and financing of companies and products, and has the management knowledge and expertise to promote and market the product; and

WHEREAS, PURCHASER is willing provide SELLER, the services of financing, management, promotion and marketing of Product to date and in the future, in television and all other mediums pursuant to the following terms and conditions:

Upon execution of this Agreement PURCHASER will acquire SELLER as a wholly owned subsidiary of Nutek and serves to confirm the arrangement made between PURCHASER and SELLER as of April 7, 1999.

NOW, THEREFORE, in consideration of these premises and those other terms and conditions set forth hereinafter, the parties agree as follows:


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1. PAYMENT.

1. Stephen S. Helvenston, President of SELLER shall receive Twenty Five Thousand ($25,000.00) dollars in cash within 30 days maximum of signing this Agreement. PURCHASER is to sell stock issued to Stephen S. Helvenston within this 30 day period.

2. Stephen S. Helvenston is to receive a "Royalty Payment" of Twenty (20%) percent of Net Gross revenues on the sales of existing products to existing vendors.

3. Stephen S. Helvenston is to receive a "Royalty Payment" of Fifteen (15%) percent of Net Gross revenues on the sales of products to new vendors.

4. Stephen S. Helvenston is to receive a "Royalty Payment" of Ten (10%) percent on all additional revenue generated exclusive of the existing Product.

5. Royalty Payments to be made monthly no later then the 10th day of each month following the previous months sales.

6. Stephen S. Helvenston is to receive a monthly salary of Three
Thousand Five Hundred ($3,500.00) dollars with an annual increase of Ten (10%) percent.

7. Stephen S. Helvenston is to receive One Hundred and Twenty Five Thousand (125,000) shares of Nutek Restricted stock under Rule 144 which is Restricted from sale for a period of 0ne (1) year from day of issue. This stock is to be issued within 10 days of signing this Agreement.

2. CONSIDERATIONS.

1. Failure of PURCHASER to pay SELLER a minimum of 50% of initial payment as set out in paragraph 1, section 1 above within the 30 day period and the balance within 45 days will be at SELLER's sole discretion to cancel this Agreement and retain all funds and stock issued to SELLER as liquidated damages.

2. SELLER guarantees a minimum sales revenue of Two Hundred Thousand ($200,000.00) per year from existing catalogs and clients, failing which the "Royalty Payments" will be reduced by Two and One half
(2.5%) percent, effective from date of signing of contract.

3. PURCHASER also agrees to place an additional Twenty Thousand ($20,000.00) dollars into the SELLER's business as a loan account from PURCHASER to fund operations. This will include a minimum of Three Thousand Five Hundred ($3,500.00) dollars per month to fund print media advertising. The revenue sharing is to be increased by Five (5%) percent until loan is paid back from this additional Five (5%) Percent. In addition to this, if media rollout of exercise video campaign returns a rate greater then 2:1, Nutek will forward additional funding to Elite Fitness Systems to continue promoting commercial. This amount to be a minimum of One Hundred Thousand ($100,000.00) dollars.

4. PURCHASER will also assist in raising additional funding for SELLER for the construction of outdoor rock climbing gym and sports area.

5. Net Gross Revenues as referred to in this agreement is sales revenues less returns, and excludes shipping costs.

6. Stephen S. Helvenston is to submit all contracts submitted to or issued from SELLER to PURCHASER for approval.

7. PURCHASER to receive from SELLER Fifty (50%) of all net monthly proceeds after deduction of salary and royalty payments.

8. PURCHASER is to receive all operating books of account of SELLER and to be responsible for the day to day administration of Elite Fitness Systems Inc, which is to include all invoicing, accounts receivable processing and general day to day management of books of record.


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3. CONFIDENTIALITY.

SELLER and Stephen S. Helvenston agrees to hold all information that SELLER and Stephen S. Helvenston obtains as confidential for the purposes of this agreement. SELLER and Stephen S. Helvenston agree not to use or disclose confidential information to any person or entity, except as necessary under this Agreement. Nothing herein above written shall prevent the parties from making any disclosure which is required by law, government regulation, or rule, or which disclosure is ordered or otherwise required by a court of competent jurisdiction through its subpoena power or otherwise or by a state or federal regulatory or other governmental agency.

4. WARRANTIES.

SELLER hereby represents and warrants to PURCHASER  the following:
SELLER is a corporation duly incorporated, validly existing and in good standing under the laws of the State Nevada.

The execution, delivery and performance of this Agreement is within SELLER's powers and does not contravene any law or contractual restriction binding on or affecting SELLER.

This Agreement is a legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its respective terms.

SELLER has full right, title and ownership of the Product.

PURCHASER hereby represents and warrants to SELLER the following:

PURCHASER is a corporation duly incorporated, validly existing and in good standing under the laws of the State Nevada.

The execution, delivery and performance by PURCHASER of this Agreement is within PURCHASER's corporate powers, has been duly authorized by all necessary corporate or stockholder action on its part, does not contravene restriction binding on or affecting PURCHASER or any of its properties, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

This Agreement is a legal, valid and binding obligation of PURCHASER enforceable against PURCHASER in accordance with its respective terms.

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5. INTEGRATION.

This Agreement together with all exhibits amendments and supplements represents the complete and entire Agreement between the parties hereto. This Agreement either embodies or supersedes all prior, contemporaneous or subsequent oral agreements, representations, understandings, and all written notations, memoranda or correspondence of any party hereto, their agents, employees or other related persons, related to the work contemplated in this Agreement.

6. CONSTRUCTION AND JURISDICTION.

This Agreement shall be construed and enforced pursuant to the laws of the State of California. By affixing their signatures to this agreement, the parties hereby submit themselves to the courts of the State of California, for the judicial resolution of any disputes arising under the terms, interpretation or performance of this agreement. If any one or more paragraphs in this Agreement is found to be unenforceable or invalid, the parties agreement on all other paragraphs shall remain valid. Non enforcement of any section of this Agreement by either party does not constitute a waiver or consent and both parties reserve the right to enforce this Agreement at their discretion.

7. ATTORNEY'S FEES.

In the event either party is required to retain counsel to enforce the provisions of this Agreement or to bring legal action to enforce the provisions of this Agreement or remedy any breaches of this Agreement, the prevailing party in such action shall be entitled to its costs and attorney's fees incurred in such action or procedure, whether or not an action is ultimately filed in a court of proper agreed jurisdiction.

WHEREFORE, the parties have affixed their signatures to this Agreement the date first above stated. Furthermore, by signing this Agreement all signature parties acknowledge they fully understand and agree to all the terms and conditions of this Agreement.

PURCHASER                  							SELLER

By: /s/  Murray N. Conradie	      By: /s/ 	Stephen S. Helvenston
-----------------------------     ---------------------------------
Murray N. Conradie                Stephen S. Helvenston
President/CEO		                 		President
Nutek Inc.				                   	Elite Fitness
Systems, Inc.

Date:  October 4, 1999            Date:  October 4, 1999



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